Subsidiaries:


        Intelligroup New Zealand Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Intelligroup, Inc.

        Intelligroup Europe Limited, a corporation formed pursuant to the laws of the United Kingdom and a wholly-owned subsidiary of Intelligroup, Inc.

            CPI Resources, a corporation formed pursuant to the laws of the United Kingdom and a wholly-owned subsidiary of Intelligroup Europe Limited.

            CPI Consulting Limited, a corporation formed pursuant to the laws of the United Kingdom and 70% owned by CPI Resources and 30% owned by Intelligroup Europe Limited.

        Intelligroup Singapore Private Ltd., a corporation formed pursuant to the laws of Singapore and 50% owned by each of Intelligroup, Inc., and Rajkumar Koneru, Chief Executive Officer, President of U.S. Operations and Director of Intelligroup, Inc.

        Intelligroup Nordic A/S, a corporation formed pursuant to the laws of Denmark and a wholly-owned subsidiary of Intelligroup, Inc.

        Intelligroup Australia Pty Limited, a corporation formed pursuant to the laws of Australia and a wholly-owned subsidiary of Intelligroup, Inc.

        Intelligroup Asia Private, Ltd., a corporation formed pursuant to the laws of India, and 99.8% owned and wholly-controlled subsidiary of Intelligroup, Inc.

        Empower, Inc., a Michigan corporation and a wholly-owned subsidiary of Intelligroup, Inc.

        SeraNova, Inc., a New Jersey corporation and a 95.2% owned and wholly-controlled subsidiary of Intelligroup, Inc. (as of March 30, 2000).

           Azimuth Consulting Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of SeraNova, Inc.

               Azimuth  Consulting  Philippines,   Inc.,  a  corporation  formed
               pursuant to the laws of the Philippines and a wholly-owned subsidiary of Azimuth Consulting Limited.

           Azimuth Holdings Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of SeraNova, Inc.

               Azimuth Holdings Pty Limited, a corporation formed pursuant to the laws of Australia and a wholly-owned subsidiary of Azimuth Holdings Limited.

               Azimuth Consulting Australia Pty Limited, a corporation formed pursuant to the laws of Australia and a wholly-owned subsidiary of Azimuth Holdings Limited.

           Braithwaite Richmond Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of SeraNova, Inc.

           Azimuth Corporation Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of SeraNova, Inc.

               New Zealand Public Information Management Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Azimuth Corporation Limited.

           Network Publishing, Inc., a Utah corporation and a wholly-owned subsidiary of SeraNova, Inc.